Exhibit 3.7
ASSIGNMENT
This Assignment (this “Assignment”) is made and entered into as of March 14, 2011 by and among the undersigned parties.
Reference is made to the Loan Agreement, dated as of February 21, 2011 (the “Loan Agreement”), between Alon Brands, Inc. (the “Company”) and Alon Israel Oil Company, Ltd. (“Alon Israel”), the Warrant Agreement, dated as of March 14, 2011 (the “Warrant Agreement” and together with the Loan Agreement, the “Agreements”), among the Company, Alon Israel and Alon USA Energy, Inc. (“Alon USA”), the Note (as defined in the Loan Agreement) and the Warrants (as defined in the Warrant Agreement).
For good and valuable consideration, Alon Israel hereby assigns and conveys to each person listed on Exhibit A hereto (each, an “Assignee”) (i) Alon Israel’s rights and interest in the Note to the extent that such rights and interest entitle the owner thereof to receive payments of (a) that amount of the principal payable pursuant to the Note and the Loan Agreement as set forth opposite such Assignee’s name on Exhibit A hereto and (b) the interest that accrues and is payable from time to time on such principal amount under the Note and the Loan Agreement (an “Assignee’s Note Participation”) and (ii) Alon Israel’s rights and interest in the Warrants to the extent such rights and interest entitle the owner thereof to exercise the rights of the Warrant-Holder (as defined in the Warrant Certificate (as defined in the Warrant Agreement)) and the Investor (as defined in the Warrant Agreement) under the Warrants to purchase that number of Warrant Shares (as defined in the Warrant Agreement) set forth opposite such Assignee’s name in Exhibit A hereto (the “Assignee’s Warrant Participation,” and together with its Assignee’s Note Participation, its “Participations”).
The Company agrees that, upon an Assignee’s written request to the Company and surrender by Alon Israel of the Note (or a replacement note therefor held by it) to the Company, the Company will issue to such Assignee a separate note reflecting its Assignee’s Note Participation, which note will be substantially in the form of the Note except as to the principal amount payable thereunder, and will reissue a replacement note to Alon Israel substantially in the form of the Note but with the principal amount thereof reduced by the amount of the Assignee’s Note Participation. Alon USA agrees that, upon an Assignee’s written request to Alon USA and the surrender by Alon Israel of the Warrant Certificate it then holds, Alon USA will issue to such Assignee a separate Warrant Certificate representing Warrants to purchase the number of Warrant Shares covered by its Assignee’s Warrant Participation and a substitute Warrant Certificate to Alon Israel representing Warrants to purchase the number of Warrant Shares (as defined in the Warrant Agreement) represented by the surrendered Warrant Certificate, net of the Warrant Shares to which such Assignee’s Warrant Participation relates. If the Assignee provides to the Company appropriate tax certificates, including a Form W-8BEN, and any other necessary statements, the Company will withhold Taxes (as defined in the Loan Agreement) from the payments under the Note and Loan Agreement at the rates provided for by any applicable treaty to the extent the Company may do so in compliance with the United State federal income tax laws.
To induce Alon Israel, the Company and Alon USA to enter into this Assignment, each Assignee (i) agrees, represents and warrants to Alon Israel, the Company and Alon USA that (a) it shall be bound by the terms of each of the Agreements with respect to its Participations as if it were a named party and signatory thereto and (b) it will not offer, sell, assign, transfer or convey any of its Participations, any note or Warrants received pursuant to this Assignment or any interest therein if in the good faith determination of the Company or Alon USA, doing so would violate any applicable securities laws and (ii) hereby makes to the Company and Alon USA each and every of the representations and warranties made by Alon Israel in Section 2A of the Loan Agreement as if it were the Investor as defined in the Loan Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALON ISRAEL OIL COMPANY, LTD.
By	/s/ David Wiessman
	Name:	David Wiessman
	Title:	President

ALON BRANDS, INC.
By	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Vice President

ALON USA ENERGY, INC.
By	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Senior Vice President of Mergers and Acquisitions

ASSIGNEES:

MISHKEI EMEK YIZRAEL COOPERATIVE REGIONAL ORGANIZATION CORPORATION
By:	/S/Ahaton Ben-Nutin
	Name:	Ahaton Ben-Nutin
	Title:	CEO

MISHKEY DAROM HOLDINGS COOPERATIVE REGIONAL ORGANIZATION CORPORATION
By:	/S/Mordechai Ventuta
	Name:	Mordechai Ventuta
	Title:	CEO

MISKEY HANEGEV COOPERATIVE REGIONAL ORGANIZATION CORPORATION
By:	/S/Oded Rubenstein
	Name:	Oded Rubenstein
	Title:	CEO

MISHKEI HAMIFRATZ COOPERATIVE REGIONAL ORGANIZATION CORPORATION
By:	/S/Yuval Oren
	Name:	Yuval Oren
	Title:	CEO

ALONEY GRANOT COOPERATIVE REGIONAL ORGANIZATION CORPORATION
By:	/S/Yizhak Budet
	Name:	Yizhak Budet
	Title:	Chairman

SHEBUG LTD.
By	/s/ Boaz Biran
	Name:	Boaz Biran
	Title:	CEO

/s/ David Wiessman
DAVID WIESSMAN

Exhibit A to Assignment

		Number of Warrant
	Principal Amount of	Shares Covered by
	Assignee’s Note	Assignee’s Warrant
Name of Assignee	Participation	Participation
Mishkei Emek Yizrael Cooperative Regional Organization Corporation	$818,300	84,361
Mishkey Darom Holdings Cooperative Regional Organization Corporation	$1,090,900	112,464
Miskey Hanegev Cooperative Regional Organization Corporation	$1,363,600	140,577
Alonit Cooperative Regional Organization Corporation	$954,500	98,402
Aloney Granot Cooperative Regional Organization Corporation	$1,772,700	182,753
Shebug Ltd.	$4,800,000	494,845
David Wiessman	$1,200,000	123,711